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EXHIBIT 99.(1)(L)

ISTA PHARMACEUTICALS, INC.

AMENDMENT
TO THE
ISTA PHARMACEUTICALS, INC.
COMMON STOCK AND WARRANT PURCHASE AGREEMENT

        THIS AMENDMENT TO THE ISTA PHARMACEUTICALS, INC. COMMON STOCK AND WARRANT PURCHASE AGREEMENT (the "Amendment") is made as of November 12, 2002, by and among ISTA Pharmaceuticals, Inc., a Delaware corporation (the "Company"), the persons and entities listed on the Schedule of Investors attached hereto as Schedule A (the "Amending Investors"). This Amendment amends the Common Stock and Warrant Purchase Agreement by and among the Company and the purchasers listed on Exhibit A thereto (collectively, the "Investors"), dated as of September 19, 2002 (the "Agreement"). All capitalized terms used but not otherwise defined herein will have the meanings given them in the Agreement unless the context otherwise requires.

RECITALS

        WHEREAS, the Company and the Amending Investors intend to amend the Agreement (a) to postpone the date on which the Company was required to file the Proxy Statement, (b) to provide that for so long as a Sanderling Designee remains on the board of directors of the Company, the nominating committee will include the Sanderling Designee, and (c) to revise Exhibit A, the Schedule of Investors, and the signature pages to the Agreement.

        WHEREAS, Section 9.1 of the Agreement provides in part that any provision of the Agreement may be amended upon the written consent of the Company and Consent of the Investors and that any such amendment effected in accordance with Section 9.1 of the Agreement will be binding upon each Investor and the Company.

        WHEREAS, two Business Days after notice of due execution of this Amendment by each of the Amending Investors has been received as provided in the definition of "Consent of the Investors" in the Agreement, this Amendment will constitute the Consent of the Investors as required pursuant to the Agreement to effectuate the amendments thereto set forth hereunder.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained and for other good and valuable consideration, the parties hereto hereby agree as follows:

        1.    Amendments.

        1.1    The first sentence of Section 7.1(a)(i) is hereby amended in its entirety to read as follows:

    "The Company shall prepare and file or cause to be prepared and filed with the SEC, as soon as practicable but in any event no later than the earlier to occur of (A) fifteen (15) days after the termination of this Agreement pursuant to Section 8 herein and (B) sixty (60) days prior to the expiration of the Lock-Up Period, a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time of the Bridge Registrable Securities (the "Bridge Registration Statement") held by the Investors and by all holders of the Bridge Notes and Bridge Warrants pursuant to their respective terms (the "Bridge Investors")."

        1.2    Section 7.5(a) of the Agreement is hereby amended in its entirety to read as follows:

    "Not later than October 2, 2002, the Company will prepare and file with the SEC a proxy statement meeting the requirements of Section 14 of the Exchange Act and the related rules and regulations thereunder promulgated by the SEC (the "Proxy Statement") to solicit Stockholder Approval. The Company will use its best efforts to have the Proxy Statement declared effective under the Exchange Act as promptly as reasonably practicable after such filing, and promptly mail the Proxy Statement to the stockholders of the Company."

        1.3    The last sentence of Section 7.6(c) of the Agreement is hereby amended in its entirety to read as follows:

    "For so long as a Sanderling Designee remains on the board of directors of the Company, the nominating committee and any committee exercising substantial control over the Company or its operations will include a Sanderling Designee."

        1.4    Exhibit A of the Agreement, the Schedule of Investors, is hereby amended in its entirety by substituting the attached Exhibit A therefor.

        1.5    In conformance with Section 1.4 of this Amendment, CDP Capital is no longer a party to the Agreement. The signature page for CDP Capital in the Agreement is hereby deleted in its entirety and the Company's duties, obligations, representations, warranties, and covenants to, and agreements with, CDP Capital, and any rights, preferences, interests, or privileges of CDP Capital under the Agreement are hereby terminated.

        1.6    In conformance with Section 1.4 of this Amendment, the signature pages of MDS Life Scienes Technology Fund II NC Limited Partnership and MLII Co-Investment Fund NC Limited Partnership (the "MDS Entities") attached as Exhibit B hereto are hereby added to the Agreement as signature pages thereto, and the MDS Entities hereby become parties to the Agreement and acquire all rights, preferences, interests, and privileges, and assume all duties, obligations, representations, warranties, covenants, and agreements of Investors thereunder.

        1.7    The signature page for Ontario Teachers' Pension Plan Board is hereby amended in its entirety by substituting the attached Exhibit C therefor.

        2.    Execution and Delivery.    Prior to Closing, each of the MDS Entities and the Ontario Teachers' Pension Plan Board shall execute and deliver its respective signature pages to the Agreement, as amended.

        3.    Conflicts.    To the extent there is any conflict between the terms of the Agreement and the terms hereof, the terms of this Amendment take precedence.

        4.    Confirmation of Agreement.    Each of the parties hereto hereby confirms that the Agreement, as amended by this Amendment, remains in full force and effect.

        5.    Miscellaneous.    All other provisions of the Agreement are herein incorporated by this reference, including, but not limited to, the sections regarding Governing Law and Counterparts.

[SIGNATURE PAGE FOLLOWS]

        This AMENDMENT TO THE ISTA PHARMACEUTICALS, INC. COMMON STOCK AND WARRANT PURCHASE AGREEMENT may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one and the same instrument.

COMPANY:
ISTA Pharmaceuticals, Inc., a Delaware corporation
By:	/s/ VICENTE ANIDO, JR Vicente Anido, Jr., Ph.D. President and Chief Executive Officer

"AMENDING INVESTORS"
SANDERLING VENTURE PARTNERS V CO-INVESTMENT FUND, L.P.
By:	Middleton, McNeil & Mills Associates V, LLC
By:	ROBERT G. MCNEIL
	Name:	Robert G. McNeil
	Title:	Managing Director
SANDERLING V BIOMEDICAL CO-INVESTMENT FUND, L.P.
By:	Middleton, McNeil & Mills Associates V, LLC
By:	ROBERT G. MCNEIL
	Name:	Robert G. McNeil
	Title:	Managing Director
SANDERLING V LIMITED PARTNERSHIP
By:	Middleton, McNeil & Mills Associates V, LLC
By:	ROBERT G. MCNEIL
	Name:	Robert G. McNeil
	Title:	Managing Director
SANDERLING V BETEILIGUNGS GMBH & CO. KG
By:	Middleton, McNeil & Mills Associates V, LLC
By:	ROBERT G. MCNEIL
	Name:	Robert G. McNeil
	Title:	Managing Director
SANDERLING V VENTURES MANAGEMENT
By:	ROBERT G. MCNEIL
	Name:	Robert G. McNeil
	Title:	Owner

"AMENDING INVESTORS"

DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
AS NOMINEE FOR:
DLJ FIRST ESC, L.P.
EMA 2001 PLAN, L.P.
CSFB 2001 INVESTORS, L.P.
CREDIT SUISSE FIRST BOSTON PRIVATE EQUITY, INC.
DOCKLANDS 2001 PLAN, L.P.
PARADEPLATZ 2001 PLAN, L.P.
By:	KATHLEEN D. LAPORTE
	Name:	Kathleen D. LaPorte
	Title:	Attorney in fact
SPROUT ENTREPRENEURS' FUND, L.P.
	By:	DLJ Capital Corp.
	Its:	General Partner
By:	KATHLEEN D. LAPORTE
	Name:	Kathleen D. LaPorte
	Title:	Managing Director
SPROUT CAPITAL IX, L.P.
	By:	DLJ Capital Corporation
	Its:	General Partner
By:	KATHLEEN D. LAPORTE
	Name:	Kathleen D. LaPorte
	Title:	Managing Director

"AMENDING INVESTORS"
INVESTOR GROWTH CAPITAL LIMITED
By:	WAYNE TALLOWIN
	Name:	Wayne Tallowin
	Title:	"A" Director
By:	MARC HOLLANDER
	Name:	Marc Hollander
	Title:	"B" Director
INVESTOR GROUP L.P.
By:	WAYNE TALLOWIN
	Name:	Wayne Tallowin
	Title:	"A" Director
By:	MARC HOLLANDER
	Name:	Marc Hollander
	Title:	"B" Director

EXHIBIT A

REVISED SCHEDULE OF INVESTORS

"EXHIBIT A

SCHEDULE OF INVESTORS

Investor	Address and Facsimile Number	Investment Amount
Sanderling Venture Partners V Co-Investment Fund, L.P.	400 S. El Camino Real, Suite 1200 San Mateo, CA 94402 Attention: Andrew Lenz Fax: (650) 375-7077	$1,961,945.19
Sanderling V Biomedical Co-Investment Fund, L.P.	400 S. El Camino Real, Suite 1200 San Mateo, CA 94402 Attention: Andrew Lenz Fax: (650) 375-7077	$1,189,458.36
Sanderling V Limited Partnership	400 S. El Camino Real, Suite 1200 San Mateo, CA 94402 Attention: Andrew Lenz Fax: (650) 375-7077	$320,823.08
Sanderling V Beteiligungs GmbH & Co. KG	400 S. El Camino Real, Suite 1200 San Mateo, CA 94402 Attention: Andrew Lenz Fax: (650) 375-7077	$290,523.36
Sanderling V Ventures Management (Breakdown for stock certificates: Fred A. Middleton: $12,416.67 Robert G. McNeil: $12,416.67 Timothy C. Mills: $8,277.78 Timothy J. Wollaeger: $4,138.89)	c/o Sanderling Venture Partners 400 S. El Camino Real, Suite 1200 San Mateo, CA 94402 Attention: Andrew Lenz Fax: (650) 375-7077	$37,250.01
Donaldson, Lufkin & Jenrette Securities Corp. (as nominee for: DLJ First ESC, L.P., EMA 2001 Plan, L.P., CSFB 2001 Investors, L.P., Credit Suisse First Boston Private Equity, Inc., Docklands 2001 Plan, L.P. and Paradeplatz 2001 Plan, L.P.)	Donaldson, Lufkin & Jenrette Securities Corp. c/o Sprout Group 11 Madison Avenue 13th Floor New York, New York 10010 Fax: (212) 538-8245	$778,244.00
Sprout Entrepreneurs' Fund, L.P.	Sprout Entrepreneurs' Fund, L.P. c/o Sprout Group 11 Madison Avenue 13th Floor New York, New York 10010 Fax: (212) 538-8245	$60,929.00
Sprout Capital IX, L.P.	Sprout Capital IX, L.P. c/o Sprout Group 11 Madison Avenue 13th Floor New York, New York 10010 Fax: (212) 538-8245	$15,460,827.00
Investor Growth Capital Limited	Investor Growth Capital Limited National Westminster House Le Truchot, St. Peter Port Guernsey GY1 4PW Channel Islands Fax: (441) 481-732-616	$8,610,000.00

Investor Group L.P.	Investor Group L.P. National Westminster House Le Truchot, St. Peter Port Guernsey GY1 4PW Channel Islands Fax: (441) 481-732-616	$3,690,000.00
Dionis Trust	Dionis Trust c/o Gund Investment Corporation 14 Nassau Street Princeton, NJ 08542 Attention: Mr. Theodore Baker Fax: (609) 921-7697	$650,000.00
Grant Gund 1978 Trust	Grant Gund 1978 Trust c/o Gund Investment Corporation 14 Nassau Street Princeton, NJ 08542 Attention: Mr. Theodore Baker Fax: (609) 921-7697	$325,000.00
G. Zachary Gund 1978 Trust	G. Zachary Gund 1978 Trust c/o Gund Investment Corporation 14 Nassau Street Princeton, NJ 08542 Attention: Mr. Theodore Baker Fax: (609) 921-7697	$325,000.00
KBL Healthcare, LP	645 Madison Avenue New York, NY 10022 Attention: Marlene Krauss Fax: (212) 319-5591	$1,608,507.00
KBL Partnership, LP	645 Madison Avenue New York, NY 10022 Attention: Marlene Krauss Fax: (212) 319-5591	$191,493.00
Ontario Teachers' Pension Plan Board	5650 Yonge Street Toronto, Ontario M8V-3X1 Canada Attention: Terry Woodward or Rosemary Zigrossi Fax: (416) 730-5082	$3,000,000.00
MDS Life Scienes Technology Fund II NC Limited Partnership	100 International Blvd. Toronto, Ontario M9W 6J6 Attention: Legal Department Phone: (416) 675-7661 Fax: (416) 213-4232	$1,250,000.00
MLII Co-Investment Fund NC Limited Partnership	100 International Blvd. Toronto, Ontario M9W 6J6 Attention: Legal Department Phone: (416) 675-7661 Fax: (416) 213-4232	$250,000.00
TOTAL		$40,000,000	"

EXHIBIT B

SIGNATURE PAGES FOR MDS ENTITIES

"INVESTORS"
MDS LIFE SCIENCES TECHNOLOGY FUND II NC LIMITED PARTNERSHIP By: MDS LSTF II (NCGP) Inc. Its: General Partner
By:

Name:

Title:

"INVESTORS"
MLII CO-INVESTMENT FUND NC LIMITED PARTNERSHIP By: MLII (NCGP) Inc. Its: General Partner
By:

Name:

Title:

EXHIBIT C

SIGNATURE PAGES FOR ONTARIO TEACHERS' PENSION PLAN BOARD

"INVESTORS"
ONTARIO TEACHERS' PENSION PLAN BOARD
By:

	Name:	Rosemary Zigrossi
	Title:	Vice President, Venture Capital

SCHEDULE A

SCHEDULE OF INVESTORS

Investors

Sanderling entities (includes Sanderling Venture Partners V Co-Investment Fund, L.P., Sanderling V Biomedical Co-Investment Fund, L.P., Sanderling V Limited Partnership, Sanderling V Beteiligungs GmbH & Co. KG, Sanderling V Ventures Management; investment allocation among Sanderling entities will be determined prior to closing)

Donaldson, Lufkin & Jenrette Securities Corp.

Sprout Entrepreneurs' Fund, L.P.

Sprout Capital IX, L.P.

Investor Growth Capital Limited

Investor Group L.P.

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ISTA PHARMACEUTICALS, INC. AMENDMENT TO THE ISTA PHARMACEUTICALS, INC. COMMON STOCK AND WARRANT PURCHASE AGREEMENT
EXHIBIT A REVISED SCHEDULE OF INVESTORS
"EXHIBIT A SCHEDULE OF INVESTORS
EXHIBIT B SIGNATURE PAGES FOR MDS ENTITIES
EXHIBIT C SIGNATURE PAGES FOR ONTARIO TEACHERS' PENSION PLAN BOARD
SCHEDULE A SCHEDULE OF INVESTORS